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                                                                    EXHIBIT 24.1

                                  [Letterhead]

                                January 15, 1997

Premier Concepts, Inc.
3033 S. Parker Road, Suite 120
Aurora, Colorado 80014

    RE: S.E.C. REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

    We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Form SB-2 Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Premier Concepts, Inc., a Colorado corporation (the "Company") in connection with the offering by the Company and certain Selling Shareholders described therein of shares of Common Stock and Class A Warrants as proposed and more fully described in such Registration Statement.

    We further consent to the reference in such Registration Statement to our having given such opinions.

                                          Sincerely,
                                          /s/ Clifford L. Neuman
                                          Clifford L. Neuman

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